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                                                                  Exhibit 10.1

                       EARLY RETIREMENT AGREEMENT, WAIVER
                             AND RELEASE OF CLAIMS

 This Early Retirement Agreement, Waiver and Release of Claims ("Agreement") is made as of September 30, 1996, by and between TFC ENTERPRISES, INC., THE FINANCE COMPANY ("Employer") and GEORGE R. KOURI ("Employee").

                             R E C I T A T I O N S

 A. Employee has been employed by Employer pursuant to a written Employment Agreement made as of January 1, 1995, as amended ("Employment Agreement"), and has most recently held the position of President and Chief Executive Officer.

 B. The employment relationship between the parties will be ending pursuant to Employee's early retirement effective September 30, 1996.

 C. The parties desire a smooth transition and severance of the employment relationship consistent with the terms of this Agreement.

                               A G R E E M E N T

 NOW, THEREFORE, and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Employee and Employer agree as follows:

   1. a. Employee shall continue to perform his regular duties and receive his regular salary and benefits through September 30, 1996, provided however that


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notwithstanding paragraph 11 hereof, the termination provisions of the first and second sentences of paragraph 10 of the Employment Agreement ("Termination Provisions") shall continue in effect. Unless Employee is terminated prior to September 30, 1996, pursuant to subsection (i) of the Termination Provisions, this Agreement shall remain in full force and effect. The Company may, at any time prior to September 30, 1996, decide to relieve Employee of the obligation to perform his duties through September 30, 1996, by providing written notice to Employee to that effect.

   b. (1) Employer agrees that provided that (i) at least seven (7) days have passed since Employee signed this Agreement and (ii) Employer has received Employee's written notice of early retirement, Employer shall immediately forward to Employee, as a payment for cancellation of Employee's Employment Agreement, the sum of $780,064.20 less mandatory withholdings as required by federal and state law. The parties agree that no FICA need be withheld because of Employee's satisfaction of this requirement through earlier 1996 withholdings and also under Revenue Rulings 55-520 and 58-301.

    (2) Employee agrees that $180,064.20 shall be offset from the payment described in subsection 1(b)(1) to accomplish the repayment required in subsection 1(d).

   c. Employee shall retain all such stock options in the TFC Enterprises, Inc. 1995 Long-Term Incentive Plan ("Plan") as are vested as of September 30, 1996 (i.e. options for 211,376 shares), but no further stock options in the Plan shall vest. Pursuant to






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the Plan and that certain Stock Option Award Agreement dated as of
October 27, 1994, by and between TFC Enterprises, Inc., and Employee, Employee's separation shall be an early retirement and thus such options as are vested shall be exercisable on or before December 31, 1999 without lapse on account of Employee's early retirement hereunder. TFC Enterprises, Inc., agrees to take all further action necessary to carry out the intent of this paragraph.

   d. The entire sum remaining to be paid on Employee's promissory note to Employer in the amount of $180,064.20 shall be repaid by Employee through the offset described in subsection 1(b)(2) above. Conditioned upon the receipt of said offset, Employer and TFC Enterprises, Inc., hereby release Employee for all amounts owed by Employee under the promissory note or any bonus arrangement.

   e. Employee hereby waives any claim to a 1996 bonus pursuant to section 3.2 of his Employment Agreement.

   f. TFC Enterprises, Inc., agrees (and agrees to cause the related companies as defined in subparagraph 1(g) hereof) to indemnify Employee to the maximum extent permitted by each such corporation's existing certificate of incorporation or by-laws against any and all loss, damage, liability, costs or expense (including without limitation reasonable expense of investigation and defense and reasonable attorneys' fees)("Expense") arising from any threatened, pending or completed action, suit or proceeding, whether presently known or unknown, whether civil, criminal, administrative or investigative and whether formal or informal ("Proceeding"), to which Employee is made a party because





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Employee (i) is or was a director or officer of TFC Enterprises, Inc., or (ii) is or was serving at the request of TFC Enterprises, Inc., as a director, officer, trustee, employee or agent of another corporation or of a partnership or trust or other enterprise (including service with respect to an employee benefit plan).

    Employer agrees to indemnify Employee to the maximum extent permitted by its existing bylaws (whose stated intent and purpose is to provide such indemnity to the fullest extent permissible under the Virginia Stock Corporation Act) against any and all Expenses arising from Proceedings to which Employee is made a party because Employee is or was a director or officer of Employer.

    TFC Enterprises, Inc., and Employer agree to pay for or reimburse, without duplication, Expenses incurred by Employee in advance of final disposition of any Proceeding to the maximum extent permitted by each such corporation's articles or certificate of in corporation and/or bylaws.

   g. Employee agrees to and hereby does resign all directorships and offices he holds in the following companies: TFC Enterprises, Inc., First Community Finance, Inc., The Finance Company, TFC Receivables Corporation and The Insurance Agency, Inc. ("affiliated or related companies").

 2. a. Following Employee's last date of employment, Employee shall be given the opportunity to continue in Employer's group health insurance, dental insurance and life insurance plans, at Employer's expense, for up to eighteen
(18) months, provided however

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that should Employee obtain similar coverage from a new employer, he shall report this to Employer immediately, and such coverage will no longer be paid by Employer.

   b. Because Employer's disability insurance plan will not permit Employee's continuation thereon, Employer shall, contemporaneous with the payment provided in subparagraph 1(b)(1) hereof pay employee $1,391.94, less required withholdings, such payment representing the equivalent of the disability insurance premium which would have been paid on his behalf ($77.33 for 18 months) had he remained employed for that time.

 3. Employee shall not be entitled to any compensation or benefits other than those described in the above paragraphs.

 4. a. Employee recognizes and acknowledges that the identities of Employer's customers, business or financial contacts, agreements, techniques, practices, business plans or other trade secrets, which are not of public record or generally otherwise known, (hereinafter collectively "Trade Secrets"), as such may exist from time to time, are a valuable, special and unique asset of Employer's business. Employee hereby agrees that following the end of his employment he will not disclose Employer's Trade Secrets or any part thereof, to any person, firm, corporation, association or other entity without Employer's prior consent unless such disclosure is required by law or governmental regulations. Employee hereby further agrees that for a period of two (2) years after the effective date of this Agreement, he will not use any of Employer's Trade Secrets, directly or indirectly, for his or any third party's benefit or use in any business endeavor not affiliated with Employer. In the

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event of a breach or threatened breach by Employee of the provisions of this Section, Employer shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, Employer's Trade Secrets, or from utilizing them for his benefit or that of any unaffiliated person, firm, corporation, association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

   b. Employee acknowledges that during the course of his employment he acquired confidential information of the types described in subparagraph 4(a) above and also that he had contacts with and was responsible for developing, increasing and maintaining relationships with Employer's customers.
Accordingly:

    (1) Upon the separation from Employment contemplated herein and for a period of two years thereafter, Employee will not, directly or indirectly, for his own or any third party's benefit, solicit the business of any of Employer's present or former customers listed on Exhibit A attached hereto for business similar to that which the customer did with Employer.

    (2) Employee agrees that the prohibition on soliciting the business of Employer's customers and former customers listed on Exhibit A shall include, but not be limited to, doing so either as an individual, a partner, a joint venturer, an employee, a consultant, an agent or in any other business capacity whatsoever.


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    (3)  Employer and Employee have examined in detail this non-solicitation of business covenant and agree that the restraint imposed upon Employee is reasonable in light of the legitimate interests of Employer, and it is not unduly harsh upon employee's ability to earn a living.

    (4) In the event of a breach or threatened breach of this non-solicitation of business covenant, Employer shall be entitled to an injunction restraining Employee's actions in violation hereof in addition to any other remedy which may be available including the recovery of damages.

    (5) This non-solicitation provision is of the essence of this Agreement. It shall be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer, whether based upon this Agreement or not, shall not constitute a defense to enforcement of the non-solicitation provision hereof.

 5. Employee hereby releases and discharges TFC Enterprises, Inc., Employer, any affiliated or related companies, and their officers, stockholders, directors, employees and agents and their successors, heirs and assigns, of and from all claims, causes of action or demands of every kind or character whatsoever, whether presently known or unknown, suspected or unsuspected, existing at the time hereof, under state or federal laws. Specifically included in this release are any claims, causes of action or demands in connection with Employee's Employment Agreement and the past employment relationship between the




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parties, including, but not limited to, claims, causes of action or demands due to alleged breach of contract, libel, slander, wrongful discharge, intentional infliction of emotional harm, or any other tort, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and/or any other federal or state laws relating to employment rights. The parties recognize, however, that nothing contained in this release shall prohibit either party from instituting legal action to enforce any of the provisions of this Agreement.

 6. Employee agrees that for two years following the execution of this Agreement, he will not, in any way, do or say anything at any time which might reasonably be expected to materially harm the business interests of Employer, or any related or affiliated companies, or any of their employees, officers, directors, shareholders or agents, unless required to do so by legal process.

 7. Employee represents and warrants that he has chosen to execute this Agreement of his own volition after fully reviewing the Agreement and seeking the advice of an attorney or if not, anyone else he determines to be appropriate in this regard.

 8. The parties represent and warrant that by this writing Employer has advised Employee that he may wish to consult an attorney before signing this Agreement and that Employer has given Employee a period of at least twenty-one (21) days within which to consider this Agreement, which period may be waived at Employee's option.

 9. The parties agree that Employee shall have seven (7) days after his execution of this Agreement within which to revoke his signature and consent to this Agreement. This

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Agreement will not become effective and enforceable until seven (7) days after
Employee has signed this Agreement.

 10. This Agreement and the obligations of Employer and Employee hereunder in no way constitute an admission, agreement, consent, statement, acquiescence or declaration on the part of Employer or Employee as to any wrongdoing, breach of contract, or violation of any law.

 11. Subject to the provisions of subparagraph 1(a) hereof, this Agreement constitutes the entire agreement between the parties pertaining to the matters with which it deals, and supersedes all prior agreements pertaining to those matters. No such prior agreement, or understanding in writing or otherwise, shall be valid or of any force or effect, and this Agreement and the obligations of the parties hereunder may not be altered or modified in any respect except by a writing duly executed by the parties to be bound.

 12. If any clause or provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid, or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

 13. This Agreement shall be binding upon and inure to the benefit of any successor or assigns of the parties hereto.


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 14.  The contents of this Agreement shall remain confidential.  Employee shall not disclose any term or condition hereof, which is not a matter of public record or has not been previously disclosed, to anyone other than his spouse, attorney and/or accountant without Employer's prior written consent unless required by law or government regulation. Any disclosure by Employee other than those permitted herein, or further disclosure by a person permitted to receive a disclosure hereunder, shall be a breach hereof, and entitle Employer to seek injunctive relief and damages. In any action brought by Employer under this paragraph 14, the prevailing party shall be entitled to its costs and reasonable attorneys' fees.

 15. This Agreement shall be governed by and construed in accordance with the laws of Virginia. The parties hereby agree that the Circuit Court of the City of Norfolk, Virginia, shall have jurisdiction and be an appropriate venue to determine any rights or claims arising hereunder.

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 THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING EARLY RETIREMENT AGREEMENT,
WAIVER AND RELEASE OF CLAIMS, UNDERSTAND THE CONTENTS, FREELY AND VOLUNTARILY AGREE TO ALL THE TERMS AND CONDITIONS AND SIGN THIS AGREEMENT ON THEIR OWN VOLITION.


 WITNESS the following signatures:

______________________________       _______________________________
Date                                 GEORGE R. KOURI


                                     THE FINANCE COMPANY


______________________________       By_____________________________
Date


                                     TFC ENTERPRISES, INC.


______________________________       By_____________________________
Date



 I am aware that I have the right to consider this Early Retirement Agreement, Waiver and Release of Claims for twenty-one (21) days before making my decision. I have considered this right and choose to waive it as indicated by my signature below.

______________________________       _______________________________
Date                                 GEORGE R. KOURI


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                                   EXHIBIT A



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